Exhibit 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C. 20006

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2020 (December 22, 2020)

AMALGAMATED BANK

(Exact name of registrant as specified in its charter)

New York	13-4920330
(State or other jurisdiction of incorporation)	(IRS employer identification no.)

275 Seventh Avenue, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2020, Amalgamated Bank (the “Bank”) awarded certain retention and severance benefits to Andrew LaBenne, the Bank’s Chief Financial Officer, to facilitate his long-term retention, particularly as the Bank searches for a permanent Chief Executive Officer. The Bank also increased Mr. LaBenne’s annual base salary from $412,000 to $450,000.

The retention benefits to Mr. LaBenne include a $225,000 cash retention payment (the “retention cash bonus”) payable in two equal lump sum installments following the first and second anniversary of the December 22, 2020 award date, based on his continued employment. The Bank also awarded Mr. LaBenne 16,544 time-vesting restricted stock units (the “retention RSUs”), with a grant date fair value of $225,000, in accordance with the terms of the Bank’s 2019 Equity Incentive Plan. The retention RSUs will vest in equal installments on the first, second and third anniversaries of the December 22, 2020 grant date, based on his continued employment.

Mr. LaBenne also will receive certain severance benefits if his employment is terminated during the 18-month period following the start date of a permanent Chief Executive Officer, and will become effective upon the commencement of the employment of a permanent Chief Executive Officer (the “effective date”). From the effective date and for a period of 18-months thereafter, the Bank will provide Mr. LaBenne with the following severance benefits if his employment is terminated by the Bank without cause, or if he terminates his employment for good reason, subject to his execution of a valid release agreement:

•	a lump sum cash severance payment equal to his current annual base salary (currently $450,000) plus an amount equal to his annual cash incentive target (currently $675,000) in place at that time;

•	full vesting of his above-referenced retention cash bonus and retention RSUs; and

•	reimbursement for the costs of COBRA coverage for a period of up to 12-months following his termination.

A copy of the 2019 Equity Incentive Plan is filed as Exhibit 99.1 to the Bank’s Current Report on Form 8-K filed with the FDIC on May 2, 2019. The foregoing descriptions of the retention benefits, RSU agreement and severance benefits do not purport to be complete and are qualified in their entirety by reference to the formal agreements that will be filed as exhibits to the Bank’s annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED BANK

By:	/s/ Andrew LaBenne
Name:	Andrew LaBenne
Title:	Chief Financial Officer

Date: December 29, 2020